Exhibit 10.2

SECOND AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT

dated as of January 18, 2019

among

EMC CORPORATION,

DELL TECHNOLOGIES INC.

and

VMWARE, INC.

TABLE OF CONTENTS
PAGE
ARTICLE I
DEFINITIONS
Section 1.01	Definitions.................................................................................................................	1
Section 1.02	Internal References....................................................................................................	2
ARTICLE II
PURCHASE AND SALE OF SERVICES
Section 2.01	Purchase and Sale of Overseas Entity Services........................................................	3
Section 2.02	Additional Services...................................................................................................	3
Section 2.03	Dell Technologies Employees...................................................................................	3
ARTICLE III
SERVICE COSTS; OTHER CHARGES
Section 3.01	Service Costs.............................................................................................................	3
Section 3.02	Payment.....................................................................................................................	4
Section 3.03	Financial Responsibility for Dell Technologies Personnel.......................................	4
ARTICLE IV
STANDARD OF PERFORMANCE AND INDEMNIFICATION
Section 4.01	General Standard of Service......................................................................................	4
Section 4.02	Limitation of Liability...............................................................................................	4
Section 4.03	Indemnification.........................................................................................................	5
ARTICLE V
TERM AND TERMINATION
Section 5.01	Term..........................................................................................................................	6
Section 5.02	Termination...............................................................................................................	6
Section 5.03	Effect of Termination................................................................................................	6
ARTICLE VI
MISCELLANEOUS
Section 6.01	Ownership.................................................................................................................	7
Section 6.02	Other Agreements......................................................................................................	7
Section 6.03	No Agency.................................................................................................................	8
Section 6.04	Subcontractors...........................................................................................................	8
Section 6.05	Force Majeure...........................................................................................................	8

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SECOND AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT

This Second Amended and Restated Administrative Services Agreement is dated as of January 18, 2019 by and among VMware, Inc., a Delaware corporation (“VMware”), EMC Corporation, a Massachusetts corporation (“EMC”), and Dell Technologies Inc., a Delaware corporation and EMC’s parent company (“Dell Technologies”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I hereof.
RECITALS

WHEREAS, EMC directly or indirectly provided various services to the VMware Entities (as defined below) under the terms of the Administrative Services Agreement dated as of August 17, 2007 (the “Original Agreement”);
WHEREAS, Dell Technologies acquired 100% of the capital stock of EMC upon the closing of the Agreement and Plan of Merger dated as of October 12, 2015 among EMC, Dell Technologies and certain other parties;
WHEREAS, VMware EMC amended and restated the Original Agreement and added Dell Technologies as a Party in that certain Amended & Restated Administrative Services Agremenet dated as of January 9, 2018 (the “Amended and Restated Agreement”; and
WHEREAS, the Parties desire to amend certain provisions in the Amended and Restated Agreement as set forth herein.
The Parties therefore amend and restate the Amended and Restated Agreement to read in its entirety as follows:
ARTICLE I
DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:
“Agreement” means this Administrative Services Agreement, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.
“Dell Technologies Employee” means an employee of a Dell Technologies Entity that provides Services.
“Dell Technologies Entity” means Dell Technologies or one of its Subsidiaries (including entities that become a Subsidiary of Dell Technologies after the date hereof but excluding the VMware Entities).
“Insurance Matters Agreement” means the Amended and Restated Insurance Matters Agreement between the Parties of even date herewith.

“Intellectual Property Agreement” means the Intellectual Property Agreement between EMC and VMware dated August 13, 2007, as it may be amended from time to time.
“Master Transaction Agreement” means the Amended and Restated Master Transaction Agreement between the Parties of even date herewith.
“Overseas Entity Services” means various administrative, financial, legal, tax and other services provided by a Dell Technologies Entity to or on behalf of the VMware Entities with respect to countries where VMware does not have an existing legal entity or branch office including services provided pursuant to a Marketing Services Agreement between a VMware Entity and a Dell Technologies Entity.
“Party” means Dell Technologies and EMC, together, on the one hand, or VMware, on the other hand, and “Parties” means Dell Technologies, EMC and VMware collectively.
“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (including any department or agency thereof) or other entity.
“Real Estate License Agreement” means the Amended and Restated Real Estate License Agreement between VMware and EMC dated September 21, 2015, as it may be amended from time to time.
“Services” means various services provided by a Dell Technologies Entity to or on behalf of the VMware Entities pursuant to this Agreement, including without limitation Overseas Entity Services.
“Subsidiary” means, as to any Person, a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.
“Tax Sharing Agreement” means the Amended and Restated Tax Sharing Agreement by and among the Parties dated September 6, 2016.
“VMware Entity” means VMware or one of its Subsidiaries (including entities that become a Subsidiary of VMware after the date hereof).
Section 1.02    Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

ARTICLE II
PURCHASE AND SALE OF SERVICES
Section 2.01    Purchase and Sale of Overseas Entity Services.
(a)    Subject to the terms and conditions of this Agreement and in consideration of the costs for Services described below, Dell Technologies agrees to provide or cause to be provided to the VMware Entities, and VMware agrees to purchase from Dell Technologies, the Overseas Entity Services, until such Overseas Entity Services are terminated in accordance with the provisions hereof.
(b)    Dell Technologies may satisfy its obligation to provide or to procure the Services hereunder by causing one or more of its Subsidiaries to provide or to procure such services. With respect to the Overseas Entity Services provided to, or procured on behalf of, any Subsidiary of VMware, VMware agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such Overseas Entity Services pursuant to this Agreement.
Section 2.02    Additional Services. In addition to the Overseas Entity Services to be provided or procured by Dell Technologies in accordance with Section 2.01, if requested by a Party, and to the extent that Dell Technologies and VMware may mutually agree in writing, Dell Technologies or VMware shall provide additional Services to the other Party. The scope of any such additional Services, as well as the costs and other terms and conditions applicable to such services, shall be as mutually agreed by Dell Technologies and VMware prior to the provision of such Services.
Section 2.03    Dell Technologies Employees. Dell Technologies Employees providing Services pursuant to this Agreement shall be subject to applicable Dell Technologies terms and conditions of employment, including without limitation Dell Technologies’ Code of Conduct. Where necessary or appropriate, Services will be provided pursuant to a local intercompany agreement between a VMware Entity and a Dell Technologies Entity.
ARTICLE III
SERVICE COSTS; OTHER CHARGES
Section 3.01    Service Costs.
(a)    Each Overseas Entity Service will be provided at the price per Dell Technologies Employee calculated based on the fully-burdened compensatory cost for each such Dell Technologies Employee calculated as a percentage of such Dell Technologies Employee’s time spent on VMware matters plus any mark-up required by applicable transfer pricing laws, regulations or rules. For purposes of this Agreement, “fully-burdened compensatory cost” means the total cost of employment compensation to Dell Technologies with respect to each Dell Technologies Employee, including such individual’s salary, bonus, equity and other compensation and employment-related insurance, benefits and taxes.
(b)    Any additional Services provided by Dell Technologies to VMware or by VMware to Dell Technologies shall be provided at rates mutually agreed to by the parties in writing.

Section 3.02    Payment.
(a)    Charges for Services shall be paid in any manner mutually agreed to by Dell Technologies and VMware.
(b)    During the term of this Agreement, each Party shall keep such books, records and accounts as are reasonably necessary to verify the calculation of the fees and related expenses for Services provided hereunder. Each Party shall provide documentation supporting any amounts invoiced pursuant to this Section 3.02 as the other Party may from time to time reasonably request. Each Party shall have the right to review such books, records and accounts at any time upon reasonable notice, and each Party agrees to conduct any such review in a manner so as not to unreasonably interfere with the other Party’s normal business operations.
Section 3.03    Financial Responsibility for Dell Technologies Personnel. Dell Technologies will pay for all personnel and other related expenses, including salary or wages, of its employees performing the Overseas Entity Services, except that VMware may elect, in its sole discretion, to grant equity awards for VMware common stock to such personnel. No Person providing Services to a VMware Entity pursuant to the terms of this Agreement shall be deemed to be, or shall have any rights as, an employee of any VMware Entity.
ARTICLE IV
STANDARD OF PERFORMANCE AND INDEMNIFICATION
Section 4.01    General Standard of Service. Except as otherwise agreed to in writing by the Parties or as described in this Agreement, the Parties agree that the nature, quality, degree of skill and standard of care applicable to the delivery of the Services hereunder, and the skill levels of the employees providing such Services, shall be substantially the same as or consistent with those which such Party exercises or employs in providing similar services provided within or to itself or its Subsidiaries.
Section 4.02    Limitation of Liability.
(a)    The Receiving Party agrees that none of the Provider Entities and their respective directors, officers, agents and employees (each of the Provider Entities and their respective directors, officers, agents and employees, a “Provider Indemnified Person”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any Receiving Entity or any other Person under the control of such Receiving Entity for or in connection with the Services rendered or to be rendered by any Provider Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Provider Indemnified Person’s actions or inactions in connection with any Services or such transactions, except for damages which have resulted from such Provider Indemnified Person’s breach, gross negligence, bad faith or willful misconduct in connection with the foregoing. If the Dell Technologies Entities are providing Services, “Providing Party” means Dell Technologies, “Provider Entities” means the Dell Technologies Entities, “Receiving Party” means VMware and “Receiving Entities” means the VMware Entities. If the VMware Entities are providing Services, “Providing Party” means VMware, “Provider Entities” means the VMware Entities, “Receiving Party” means Dell Technologies and “Receiving Entities” means the Dell Technologies Entities.

(b)    Notwithstanding the provisions of this Section 4.03, none of the Parties shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform a Party’s obligations under this Agreement. This disclaimer applies without limitation (1) to claims arising from the provision of the Services or any failure or delay in connection therewith; (2) to claims for lost profits; (3) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (4) regardless of whether such damages are foreseeable or whether such Party has been advised of the possibility of such damages.
(c)    None of the Provider Entities shall have any liability to any Receiving Entity or any other Person for failure to perform a Provider Entity’s obligations under this Agreement or otherwise, where such failure to perform similarly affects the Provider Entities receiving the same or similar services and does not have a disproportionately adverse effect on the Receiving Entities, taken as a whole.
(d)    In addition to the foregoing, the Receiving Party agrees that, in all circumstances, it shall use commercially reasonable efforts to mitigate and otherwise minimize damages to the Receiving Entities, individually and collectively, whether direct or indirect, due to, resulting from or arising in connection with any failure by the Providing Party to comply fully with its obligations under this Agreement.
Section 4.03    Indemnification.
(a)    The Receiving Party agrees to indemnify and hold harmless each Provider Indemnified Person from and against any damages related to, and to reimburse each Provider Indemnified Person for all reasonable expenses (including, without limitation, attorneys’ fees) as they are incurred in connection with, pursuing or defending any claim, action or proceeding, (collectively, “Actions”), arising out of or in connection with Services rendered or to be rendered by any Provider Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Provider Indemnified Person’s actions or inactions in connection with any such Services or transactions; provided, however, that the Receiving Party shall not be responsible for any damages incurred by any Provider Indemnified Person that have resulted from such Provider Indemnified Person’s gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Services referred to in this Section 4.04(a).
(b)    The Providing Party agrees to indemnify and hold harmless each director, officer, agent and employee of the Receiving Party from and against any damages related to, and to reimburse each such individual for all reasonable expenses (including, without limitation, attorneys’ fees) as they are incurred in connection with, pursuing or defending any Action arising out of or related to the gross negligence or willful misconduct of any Provider Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement; provided, however, that, the Providing Party shall not be responsible for any damages incurred by any Receiving Party director, officer, agent or employee that have resulted from any Receiving Entity’s, or any Receiving Entity’s director’s, officer’s, agent’s or employee’s, gross negligence or willful misconduct in connection with the Services rendered or to be rendered pursuant to this Agreement.

ARTICLE V
TERM AND TERMINATION
Section 5.01    Term. Except as otherwise provided in this Article V or as otherwise agreed in writing by the Parties, this Agreement shall continue until terminated by a Party in writing with not less than one hundred eighty (180) days’ notice.
Section 5.02    Termination.
(a)    The Parties may by mutual agreement from time to time terminate this Agreement with respect to one or more of the Services, in whole or in part.
(b)    A Receiving Party may terminate any Service at any time (i) upon at least thirty (30) days prior written notice of such termination by the Receiving Party to the Providing Party, effective as of such 30th day, and (ii) if the Providing Party shall have failed to perform any of its material obligations under this Agreement relating to such Service, the Receiving Party shall have notified the Providing Party in writing of such failure, and such failure shall have continued for a period of at least thirty (30) days after receipt by the Providing Party of written notice of such failure from the Receiving Party, effective as of such 30th day.
Section 5.03    Effect of Termination.
(a)    Other than as required by law, upon the effective date of the termination of any Service pursuant to Section 5.02, or upon termination of this Agreement in accordance with its terms, the Providing Party shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the Receiving Party shall have no obligation to pay any fees relating to such terminated Services or to make any other payments hereunder; provided, however, that, notwithstanding such termination, (i) the Receiving Party shall remain liable to the Providing Party for fees owed and payable in respect of Services provided prior to the effective date of the termination; (ii) the Providing Party shall continue to charge the Receiving Party for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service, and the Receiving Party shall be obligated to pay such expenses in accordance with the terms of this Agreement, provided that (A) the Providing Party makes reasonable efforts to obtain available refunds of such costs and (B) if the Providing Party obtains a refund of any such costs already paid by the Receiving Party, the Providing Party shall return such portion of the costs to the Receiving Party; and (iii) the provisions of Articles IV, V, and VI shall survive any such termination indefinitely.
(b)    Following termination of this Agreement with respect to any Service, the Parties agree to cooperate with each other in providing for an orderly transition of such Service to the Receiving Party or to a successor service provider as designated by the Receiving Party.

ARTICLE VI
MISCELLANEOUS
Section 6.01    Ownership.
(a)    Neither Party will gain, by virtue of this Agreement or the Services provided hereunder, by implication or otherwise, any rights of ownership of any property or intellectual property rights owned by the other or their respective Subsidiaries.
(b)    VMware shall own all property or intellectual property rights created in the performance of Services by Dell Technologies Entities solely on behalf of VMware Entities, as well as any changes, additions or improvements to VMware’s property and intellectual property made by the Dell Technologies Entities solely on behalf of the VMware Entities in the performance of the Services. In addition, VMware will own any data with respect to VMware and any other VMware Entity to the extent such data is developed solely by Dell Technologies Entities on behalf of VMware and any other VMware Entity. To the extent that data provided by a VMware Entity to a Dell Technologies Entity is owned by a VMware Entity and such data is processed or used by Dell Technologies in performance of the Services, such data and any modifications to that data shall remain the property of VMware. The provisions of this Section 6.01(b) do not grant VMware any rights to any data concerning Dell Technologies, any other Dell Technologies Entity or Dell Technologies’ business.
(c)    Dell Technologies shall own all property or intellectual property rights created in the performance of Services by VMware Entities solely on behalf of Dell Technologies Entities, as well as any changes, additions or improvements to the Dell Technologies Entities’ property and intellectual property made by the VMware Entities solely on behalf of the Dell Technologies Entities in the performance of the Services. In addition, Dell Technologies will own any data with respect to any Dell Technologies Entities, to the extent such data is developed solely by VMware Entities on behalf of Dell Technologies or any Dell Technologies Entity. To the extent that data provided by a Dell Technologies Entity to a VMware Entity is owned by a Dell Technologies Entity and such data is processed or used by VMware in performance of the Services, such data and any modifications to that data shall remain the property of Dell Technologies. The provisions of this Section 6.01(c) do not grant Dell Technologies any rights to any data concerning VMware, any other VMware Entity or VMware’s business.
Section 6.02    Other Agreements. In the event there is any inconsistency between the provisions of this Agreement and the respective provisions of the Insurance Matters Agreement, the Tax Sharing Agreement, the Real Estate License Agreement, the Master Transaction Agreement and the Intellectual Property Agreement, respectively, the respective provisions of the Insurance Matters Agreement, Tax Sharing Agreement, the Real Estate License Agreement, the Master Transaction Agreement and the Intellectual Property Agreement shall govern. In the event there is any inconsistency between the provisions of this Agreement and the respective provisions of any other agreements entered into by the Parties with respect to the provision of additional Services, then the respective provisions of such other agreements shall govern, provided that such other agreements make express reference to this Agreement.

Section 6.03    No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties hereto or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever, and neither Party shall have authority or power to bind the other Party or to contract in the name of, or create a liability against, the other Party in any way or for any purpose.
Section 6.04    Subcontractors. The Providing Party may hire or engage one or more third-party subcontractors (each, a “Subcontractor”) to perform all or any of its obligations under this Agreement; provided, however, that, subject to Section 4.03, the Providing Party shall pay for all fees due each such Subcontractor and shall in all cases remain primarily responsible for all obligations undertaken by each such Subcontractor on the Providing Party’s behalf pursuant to the terms of this Agreement with respect to the scope, quality, degree of skill and nature of the Services provided to the Receiving Party; and provided, further, that without the prior written consent of the Receiving Party, the Providing Party may only hire or engage Subcontractors to perform the Services to the extent that any such Subcontractor is a natural person performing similar services for the Providing Party. The Providing Party shall cause any Subcontractor performing Services under this Agreement to execute a customary nondisclosure agreement.
Section 6.05     Force Majeure.
(a)    For purposes of this Section 6.05, “Force Majeure” means an event beyond the control of either Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.
(b)    Continued performance of a Service may be suspended immediately to the extent caused by Force Majeure. The Party claiming suspension of a Service due to Force Majeure will give prompt notice to the other of the occurrence of the event giving rise to the suspension and of its nature and anticipated duration. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.
(c)    Without limiting the generality of Section 4.03, neither Party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure.
Section 6.06    Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the Parties that specifically references or is specifically related to this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.
Section 6.07    Information. Subject to applicable law and privileges, each Party hereto covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.
Section 6.08    Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:
if to Dell Technologies or EMC:

Dell Inc.
One Dell Way, RR1-33
Round Rock, TX 78682
Attention: General Counsel

if to VMware:

VMware, Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
Attention: General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. All notices shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All notices shall be deemed to have been given when received, if hand delivered; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 6.09    Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and shall be governed by the laws of the state of Delaware applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof).
Section 6.10    Severability. If any terms or other provision of this Agreement or the Schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.
Section 6.11    Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either Party hereto.
Section 6.12    Amendment. This Agreement may only be amended by a written agreement executed by both Parties hereto.
Section 6.13    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.
Section 6.14    Authority. Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.
Section 6.15    Data Protection.
(a)    Each Party may from time to time receive information that relates to identified or identifiable individuals from, or receive, create, transmit or maintain such information on behalf of, the other Party in connection with its provision of Services under this Agreement (“Personal Information”). Each Party may collect, access, use, transfer and disclose (“Process”) such Personal Information as necessary to perform the Services but shall not transfer or otherwise disclose the other Party’s Personal Information to any third parties without the other Party’s prior consent unless required to by, or in connection with, law enforcement action, subpoena or other litigation or applicable law or in connection with a prospective or actual sale, merger, transfer or other reorganization of all or part of its business. Each Party agrees to comply with all privacy, security and data protection laws that are applicable to such Party in connection with its Processing of the other Party’s Personal Information. Each Party represents, warrants and covenants that it has all necessary rights and authorities to provide or make available its Personal Information to the other Party under this Agreement and to authorize the other Party to Process that Personal Information in accordance with this Agreement. Each Party shall Process the other Party’s Personal Information in accordance with the other Party’s instructions. Each Party shall implement and maintain technical and organizational measures to protect the Personal Information against accidental or unlawful destruction, accidental loss, alteration, unauthorized disclosure or access (each, a “Data Breach”). If a Party discovers a Data Breach involving the other Party’s Personal Information, such Party agrees to provide prompt notice to the other Party and to investigate such Data Breach and put in place measures designed to address the Data Breach to the extent reasonably practicable. Each Party shall take reasonable steps to ensure the reliability of its personnel that may have access to the other Party’s Personal Information and that they are appropriately trained in the handling and care of personal data. Each Party shall fully assist the other Party with all information requests that may be received from data subjects of the other Party’s Personal Information.

(b)    Upon written request, each Party agrees to meet with the other Party to review and discuss information regarding its systems, security procedures, business continuity, business controls and procedures undertaken by such Party in respect of the other Party’s Personal Information. Each Party agrees to cooperate with the other Party to resolve any reasonable concerns regarding its processing of the other Party’s Personal Information under this Agreement.
(c)    A Party may subcontract the Processing of the other Party’s Personal Information to Third Parties (including without limitation its affiliates and subcontractors) if required in order to provide the Services; provided that such Party: (i) remains responsible for compliance by such Third Party with the applicable obligations imposed upon the Parties under this Section 6.15 as if that Third Party were such Party; (ii) will require each such Third Party to provide sufficient assurances regarding the security measures it is required to take for the processing of the other Party’s Personal Information, which shall be materially equivalent to those measures that the Parties are required to take under this Section 6.15 and take reasonable steps to ensure the Third Party complies with such measures; and (iii) puts in place a contract in writing with the Third Party to govern the Processing of the other Party’s Personal Information and which requires the Third Party to comply with substantially similar obligations in respect of the Processing of Personal Information as the obligations imposed upon the Parties under this Section 6.15.
(d)    As soon as practicable upon execution of this Agreement, the Parties shall execute Standard Contractual Clauses (controller to controller 2004/91/EC and controller to processor 2010/87/EU as appropriate) in compliance with Article 25 of the EU Data Protection Directive 95/46/EC or any successor legislation pursuant thereto designed to permit the Parties to transfer the Personal Information internationally (the “Data Transfer Agreement”). Upon execution of the Data Transfer Agreement, Dell Technologies and VMware, respectively, may transfer Personal Information to each other and each other’s affiliates and subcontractors that are outside the European Economic Area where such transfer is required under or in connection with the provision of the Services or as otherwise permitted under applicable laws.  With respect to personnel subject to Article 25 of the EU Data Protection Directive 95/46/EC or any successor legislation pursuant thereto designed to permit the Parties to transfer the Personal Information internationally, Dell Technologies and VMware will not transfer Personal Information internationally to one another or to the other Party’s affiliates and subcontractors until after the Data Transfer Agreement is executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

DELL TECHNOLOGIES INC.

By: /s/ Janet Bawcom
Name: Janet M. Bawcom
Title: SVP and Assistant Secretary

EMC CORPORATION

By: /s/ Janet Bawcom
Name: Janet M. Bawcom
Title: SVP and Assistant Secretary

VMWARE, INC.

By: /s/ Craig Norris
Name: Craig Norris
Title: VP and Assistant Secretary